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                             WYATT, TARRANT & COMBS
                                 CRESCENT CENTER
                          6075 POPLAR AVENUE, SUITE 650
                          MEMPHIS, TENNESSEE 38119-4721

                              MAIL: P.O. BOX 77500
                          MEMPHIS, TENNESSEE 38177-5000
                                  901-537-1000
                              FAX: 901-537-1010

                                                                       EXHIBIT 8


                                  April 14,1997



Union Planters Corporation
7130 Goodlett Farms Parkway
Memphis, Tennessee 38018

Union Planters Capital Trust A
7130 Goodlett Farms Parkway
Memphis, Tennessee 38018

Attn: E. James House
      Secretary and General Counsel

          Re:  Exchange of Union Planters Capital Trust A
               8.20% Capital Trust Pass-Through Securities

Ladies and Gentlemen:

    We have acted as tax counsel for Union Planters Corporation (the "Company") and Union Planters Capital Trust A, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), in connection with the offer to exchange the Trust's 8.20% Capital Trust Pass-Through Securities which have been registered under the Securities Act of 1933, as amended, ("New Capital Securities") for any and all of the Trust's outstanding 8.20% Capital Trust Pass-Through Securities ("Old Capital Securities") (collectively, the "Capital Securities") In connection therewith, we have participated in the preparation of the discussion set forth under the caption "United States Federal Income Taxation" (the "Tax Discussion") in the prospectus included as part of the Company's Registration Statement on Form S-4 dated April 14, 1997 (the "Registration Statement"). Except as otherwise indicated, the capitalized terms utilized herein have the meaning ascribed to them in the Registration Statement.



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                                                          WYATT, TARRANT & COMBS


Union Planters Corporation
Union Planters Capital Trust A
April 14, 1997
Page 2.


    In rendering this opinion we have examined such documents as we have deemed relevant, including but not limited to: (i) the Registration Statement, (ii) the Declaration of Trust of Union Planters Capital Trust A dated as of December 4, 1996; (iii) the Amended and Restated Declaration of Trust of Union Planters Capital Trust A dated as of December 12, 1996; (iv) the Purchase Agreement by and among Union Planters Corporation, Union Planters Capital Trust A and Salomon Brothers Inc. dated December 5, 1996; (v) the Indenture dated as of December 12, 1996; and (vi) the Capital Securities Guarantee Agreement dated as of December 12, 1996 (collectively, the "Offering Documents"). Our opinion is premised and conditioned on the accuracy of the facts contained in the Offering Documents and on the assumption that the transactions contemplated therein will be consummated in the manner described therein. In particular, and without limiting the scope of the preceding sentence, we have assumed for purposes of our opinion that the Trustees will conduct the affairs of the Trust in accordance With the Amended and Restated Declaration of Trust of Union Planters Capital Trust A dated December 12, 1996 (the "Declaration of Trust"). In rendering our opinion, we also have relied on the representations made on behalf of the Company and the Trust in letters to us dated April 14, 1997 (the "Representation Letters").

    Our opinion is based on the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all in existence and in effect on the date hereof and all of which are subject to change, possibly on a retroactive basis. Any such changes could have a material impact upon the conclusions that are reached herein.

    You should note that legislation has been proposed that could adversely affect the Company's ability to deduct interest on the Subordinated Debt Securities. You should also note that our opinion is not binding on either the Internal Revenue Service ("IRS") or the courts, and that the IRS has issued a Notice (Notice 94-47) indicating that it intends to closely scrutinize securities similar to those contemplated to be issued in the transactions here in question. There is also a lack of clear legal precedent dealing with the tax characterization of securities similar to the Subordinated Debt Securities.

    Subject to the assumptions, qualifications, and conditions set forth herein and in the United States Federal Income Tax section of the Registration Statement and in reliance on the Representation Letters, it is our opinion that:

    1. Under current law and assuming full compliance with the terms of the Indenture and the other Offering Documents, the Subordinated Debt Securities will be classified for United States federal income tax purposes as indebtedness of the Company.




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                                                          WYATT, TARRANT & COMBS




Union Planters Corporation
Union Planters Capital Trust A
April 14, 1997
Page 3.



    2. Under current law and assuming full compliance with the terms of the Declaration of Trust and the other Offering Documents, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Capital Securities generally will be considered the owner of an undivided interest in the Subordinated Debt Securities.

    3. We have reviewed the balance of the discussion set forth in the Registration Statement under the heading "United States Federal Income Taxation," and have concluded, subject to the quallfications set forth herein, that such discussion accurately summarizes the specific tax matters addressed therein.

    4. No gain or loss will be recognized by the Company or the Trust on the receipt by the Trust of its Old Capital Securities in exchange for its New Capital Securities.

    5. No gain or loss will be recognized by the exchanging Capital Securities holders upon the exchange of their Old Capital Securities for New Capital Securities.

    6. No gain or loss will be recognized by the Company or the Trust on the receipt by the Company of its Old Subordinated Debt Securities in exchange for its New Subordinated Debt Securities. The authorities on which this opinion is based are subject to various interpretations and the opinions expressed herein are not binding on the IRS or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described herein. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge. Nevertheless, we believe that, if challenged, the opinions expressed herein would be sustained by a court with jurisdiction in a properly presented case.

    We expressly note that we are rendering no opinion as to the state, local or foreign tax consequences associated with the Trust, the Subordinated Debt Securities or the Capital Securities nor do we render any opinion as to any federal tax ramifications related thereto except as expressly addressed herein.



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                                                          WYATT, TARRANT & COMBS



Union Planters Corporation
Union Planters Capital Trust A
April 14, 1997
Page 4.


    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the use of our name under the headings "United States Federal Income Taxation" and "Legal Matters" in the Registration Statement. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of Securities and Exchange Commission promulgated thereunder. Without our prior written consent, this opinion may not otherwise be quoted or referred to in whole or in part in any report or document or furnished to any other person or entity except in response to a valid subpoena or other lawful process. This opinion is expressed as of the date hereof and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.


                                            Sincerely,

                                            /s/ Wyatt, Tarrant & Combs

                                            WYATT, TARRANT & COMBS